EXHIBIT 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of MCI, Inc. (the “Company”), that, to his knowledge, the Quarterly Report on Form 10-Q/A of the Company for the period ended September 30, 2005 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: January 5, 2006

/s/ MICHAEL D. CAPELLAS
Michael D. Capellas
Chief Executive Officer

/s/ ROBERT T. BLAKELY
Robert T. Blakely
Chief Financial Officer